Exhibit 10.2

FORM OF VOTING SUPPORT AND LOCK-UP AGREEMENT
FOR XOS SHAREHOLDERS

THIS AGREEMENT is made as of January 11, 2024.

BETWEEN

_________________ (the “Shareholder”)

AND

ELECTRAMECCANICA VEHICLES CORP., a corporation existing under the laws of the Province of British Columbia (“EMV”)

RECITALS:

A.	The Shareholder is the registered and/or beneficial owner of the Subject Securities (as defined herein) set out in Schedule A attached hereto.

B.	EMV and Xos, Inc. (“Xos”) have entered into an arrangement agreement (the “Arrangement Agreement”) concurrently with the entering into of this Voting Support and Lock-Up Agreement (this “Agreement”) pursuant to which Xos will acquire all of the issued and outstanding shares of EMV by way of a statutory plan of arrangement under the provisions of the Business Corporations Act (British Columbia) (the “Arrangement”).

C.	In connection with the execution of the Arrangement Agreement EMV has requested that the Shareholder enter into this Agreement and the Shareholder is willing to do so, subject to the terms and conditions hereof.

NOW THEREFORE in consideration of the covenants and agreements herein contained, the parties agree as follows:

Article 1 –

Interpretation

1.1	Definitions

(a)	Terms used but not defined in this Agreement that are defined in the Arrangement Agreement shall have the respective meanings ascribed to them in the Arrangement Agreement.

(b)	In this Agreement:

(i)	“Subject Securities” means, collectively, the Xos Shares, Xos Preferred Shares, Xos Options, Xos RSUs and Xos Warrants set out in Schedule A to this Agreement and any other equity or debt securities of Xos held by the Shareholder on the date hereof or acquired by the Shareholder after the date hereof; provided, however, that for purposes of this Agreement, Xos Shares, Xos Preferred Shares, Xos Options, Xos RSUs and Xos Warrants that are subject to a plan established in accordance with Rule 10b5-1 promulgated under the U.S. Exchange Act or any successor rule or regulation prior to the date hereof (a “10b5-1 Plan”) as of the date hereof and disposed of in accordance with such 10b5-1 Plan shall be excluded from the definition of Subject Securities.

(ii)	“immediate family” means with respect to any person, such person’s spouse or domestic partner (or former spouse or former domestic partner), ancestors, descendants (whether by blood, marriage or adoption) or spouse of a descendant of such person, brothers and sisters (whether by blood, marriage or adoption).

Article 2 –
VOTING AND SUPPORT Covenants of the Shareholder

2.1	General

The Shareholder hereby covenants and agrees in favour of EMV that, from the date hereof until the earlier of (x) the Effective Date, and (y) the termination of this Agreement in accordance with Article 6, except as permitted by this Agreement:

(a)	at the Xos Meeting (including in connection with any separate vote of any sub-group of securityholders of Xos (“Xos Securityholders”) that may be required to be held and of which sub-group the Shareholder forms a part) or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent in lieu of a meeting) with respect to the Xos Stockholder Resolution (or any other matter necessary to complete the transactions contemplated by the Arrangement Agreement) is sought from the Shareholder, the Shareholder shall cause its Subject Securities (as applicable) to be counted as present for purposes of establishing quorum and shall vote (or cause to be voted) its Subject Securities (that have a right to vote at such meeting) (i) in favour of the Xos Stockholder Resolution, (ii) in favour of any other matter necessary for the consummation of the transactions contemplated by the Arrangement Agreement, and (iii) against any resolution, any action, proposal, transaction or agreement that could reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement or delay or interfere with, the completion of the Arrangement;

(b)	at any other meeting of Xos Securityholders (including in connection with any separate vote of any sub-group of Xos Securityholders that may be required to be held and of which sub-group the Shareholder forms a part) or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval of all or some of the Xos Securityholders is sought (including by written consent in lieu of a meeting), the Shareholder shall:

(i)	consult with EMV as to how its Subject Securities (that have a right to vote at a meeting considering such) are to be voted;

(ii)	if and as instructed in writing by EMV, cause its Subject Securities (as applicable) to be counted or not to be counted as present for purposes of establishing quorum and vote (or cause to be voted) its Subject Securities (that have a right to vote at a meeting considering such) in the manner instructed by EMV regarding (A) any Xos Acquisition Proposal and any matter that could reasonably be expected to delay, prevent or frustrate the successful completion of the Arrangement; and (B) the opposition of any action or agreement (including, without limitation, any amendment of any agreement) that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Shareholder in this Agreement (any of the foregoing, an “Alternative Matter”); and

(iii)	if instructed in writing by EMV, deliver or cause to be delivered to Xos, with a copy to EMV concurrently, as soon as practicable following the mailing of the proxy statement pertaining to any meeting where an Alternative Matter is to be considered, and in any event no later than 10 Business Days prior to the date on which such meeting is to be held (unless instructed otherwise by EMV), duly executed proxies or voting information forms directing those individuals as may be designated by EMV to vote in the manner as instructed by EMV regarding any Alternative Matter (and for certainty, such proxies or voting information forms shall direct the designated individuals to vote against any Alternative Matter if instructed by EMV), and not revoke or vary in any manner any such proxy or voting information form without the prior written consent of EMV;

(c)	as soon as practicable following the mailing of the Joint Proxy Statement/Circular and in any event no later than five Business Days prior to the date of the Xos Meeting, the Shareholder shall deliver or cause to be delivered to Xos, with a copy to EMV concurrently, duly executed proxies or voting information forms directing those individuals as may be designated by EMV to vote (i) in favour of the approval of the Xos Stockholder Resolution, (ii) in favour of any other matter necessary for the consummation of the transactions contemplated by the Arrangement Agreement, and (iii) against any matter that could reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement or delay or interfere with, the completion of the Arrangement, and each such proxy or voting information form shall not be revoked or varied in any manner without the written consent of EMV unless this Agreement is terminated in accordance with Article 6 prior to the Xos Meeting;

(d)	the Shareholder shall not directly or indirectly: (i) sell, transfer, gift, assign, grant a participation interest in, option, pledge, hypothecate, encumber, grant a security or voting interest in or otherwise convey or encumber (each, a “Transfer”), or enter into any agreement, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of any of its Subject Securities to any person, other than pursuant to the Arrangement Agreement and the transactions provided for therein or with the prior written consent of EMV, (ii) grant any proxies or power of attorney, deposit any of its Subject Securities into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to its Subject Securities, other than in accordance with this Agreement, or (iii) agree to take any of the actions described in the foregoing clauses (i) and (ii);

(e)	subject to Section 2.2, the Shareholder shall not take any other action of any kind, directly or indirectly, which might reasonably be regarded as likely to reduce the success of, or delay or interfere with the completion of, the transactions contemplated by the Arrangement Agreement;

(f)	the Shareholder shall not exercise any rights of appraisal or rights of dissent provided under any applicable laws or otherwise in connection with the Arrangement or the transactions contemplated by the Arrangement Agreement;

(g)	the Shareholder shall promptly, and in any event in sufficient time to comply with the other covenants and agreements made herein, revoke any and all previous proxies granted or voting instruction forms or other voting documents delivered that may conflict or be inconsistent with the obligations of the Shareholder under this Agreement;

(h)	subject to Section 2.2, the Shareholder shall not, and shall ensure that its Representatives and affiliates do not, directly or indirectly:

(i)	solicit proxies or become a participant in a solicitation in opposition to the Xos Stockholder Resolution;

(ii)	assist any person in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the transactions contemplated by the Xos Stockholder Resolution or the Arrangement Agreement;

(iii)	act jointly or in concert with others with respect to voting securities of Xos for the purpose of opposing or competing with the transactions contemplated by the Xos Stockholder Resolution or the Arrangement Agreement; or

(iv)	knowingly solicit, initiate, encourage or otherwise facilitate any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, a Xos Acquisition Proposal;

(i)	the Shareholder shall not bring, or threaten to bring, any Proceedings for the purpose of, or which have or may have the effect of, directly or indirectly, frustrating, stopping, preventing, impeding, delaying or varying any of the transactions contemplated by the Arrangement Agreement; and

(j)	the Shareholder (i) shall promptly notify EMV of the amount of any securities of Xos acquired by the Shareholder after the execution of this Agreement and (ii) acknowledges that any such securities shall be subject to the terms of this Agreement as though owned by the Shareholder on the date hereof.

2.2	Xos Change in Recommendation

Notwithstanding anything in this Agreement to the contrary, if the Xos Board makes a Xos Change in Recommendation, the Shareholder shall be entitled to abstain from voting on (a) the approval, consent, ratification and adoption of the Xos Stockholder Resolution, (b) any other matter necessary for the consummation of the Arrangement, (c) any matter that could reasonably be expected to adversely affect or reduce the likelihood of the successful completion of the Arrangement or delay or interfere with, the completion of the Arrangement, and (d) any matter with respect to which it is instructed in writing by EMV. For certainty, nothing in this Section 2.2 shall relieve the Shareholder from its obligations hereunder to cause its Subject Securities to be counted as present for purposes of establishing quorum.

2.3	Breach

The Shareholder shall promptly advise EMV, at first orally and then in writing, of any development that causes, or that would reasonably be expected to cause, a breach by the Shareholder of any representation, warranty or covenant contained in this Agreement.

Article 3 –

No Restrictions on Fiduciary Duties

Notwithstanding any provision of this Agreement to the contrary, if the Shareholder is a director or officer of Xos, the Shareholder (and its representatives and affiliates and their officers, directors, employees, representatives or agents, as applicable) shall not be limited or restricted in the exercise of his or her fiduciary duties as a director or officer of Xos. EMV acknowledges and agrees that the Shareholder is not making any agreement or understanding herein in any capacity other than in the capacity as holder of the Subject Securities. Nothing contained herein shall result in any liability to the Shareholder as a result of any action taken by the Shareholder as a director or officer of Xos in connection with matters contemplated in or otherwise permitted by the Arrangement Agreement, including in connection with a Xos Acquisition Proposal.

Article 4 –

Restrictions on transfer

4.1	Restriction on Transfer of Xos Shares

(a)	Subject to Section 4.1(b) and Section 4.2, the Shareholder covenants and agrees in favour of EMV that, commencing on and including the Effective Date and for a period of 120 days thereafter (with the Effective Date being counted as the first day) the Shareholder will not, directly or indirectly, offer to sell, sell, contract to sell, lend, swap, hypothecate, pledge, transfer, assign or enter into any other agreement to transfer the economic consequences of, or otherwise dispose of or deal with, whether through the facilities of a stock exchange, by private placement or otherwise, any Xos Shares or any other securities of Xos held by the Shareholder immediately following the completion of the Arrangement (collectively the “Locked-Up Securities”), or publicly announce any intention to do any of the foregoing, unless the Shareholder first obtains the written consent of Xos.

(b)	Notwithstanding Section 4.1(a), and subject to the conditions below, the Shareholder may transfer the Locked-Up Securities without the prior written consent of Xos in the following cases:

(i)	pursuant to the exercise or conversion, as applicable, of securities of Xos that are exercisable for or convertible into Xos Shares in accordance with their terms, and any related transfer of Xos Shares in connection therewith (A) deemed to occur upon the “cashless” or “net” exercise of any options or warrants or (B) for the purpose of paying the exercise price of any options or warrants or for paying taxes due as a result of the exercise of any options or warrants, the vesting of any options, warrants or stock awards, or as a result of the vesting of any underlying Xos Shares, it being understood that all Xos Shares received upon such exercise, vesting or transfer will remain subject to the restrictions of this Agreement;

(ii)	pursuant to a bona fide take-over bid made to all holders of Xos Shares, arrangement, merger, amalgamation or other business combination or similar transaction in which other holders of Xos Shares are entitled to participate and that is approved or supported by the board of directors of Xos, provided that in the event that such transaction is not completed, the Locked-Up Securities shall remain subject to the transfer restrictions set out under Section 4.1(a) of this Agreement;

(iii)	where the Shareholder has become liable to pay tax as a result of the transactions provided for in the Plan of Arrangement, to the extent necessary to generate sufficient proceeds to satisfy such tax liability;

(iv)	in the case of an entity other than an individual, (A) to one or more corporations or other entities directly or indirectly owned or controlled by, or under common control with, the Shareholder and (B) transfers by virtue of the laws of the jurisdiction of the Shareholder’s organization or the Shareholder’s organizational documents upon dissolution of the Shareholder;

(v)	in the case of an individual, transfers (A) to a partnership, limited liability company or other entity of which the Shareholder and/or the immediate family of the Shareholder are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (B) by bona fide gift to a member of the Shareholder’s immediate family or to a trust, the beneficiary of which is the Shareholder or a member of the Shareholder’s immediate family, or an affiliate of such person, (C) by virtue of will, intestate succession or the laws of descent and distribution upon death of the Shareholder or (D) by operation of law or pursuant to a court order, including a qualified domestic relations order, divorce decree, divorce settlement or separation agreement; -

(vi)	transfers in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof; or

(vii)	pursuant to a 10b5-1 Plan;

provided, however, that in the case of clauses (iv) or (v), it shall be a condition to the transfer or distribution that each applicable permitted transferee, trustee, donee or distributee enter into a written agreement, providing substantially similar lock-up restrictions as are set out in this Section 4.1 in respect of the Locked-Up Securities subject to the transfer (it being understood that any references to “immediate family” in the agreement executed by such permitted transferee shall expressly refer only to the immediate family of the Shareholder and not to the immediate family of such permitted transferee).

4.2	Release of Transfer Restrictions

Notwithstanding anything in this Agreement to the contrary, if Xos provides the written consent referred to under Section 4.1(a) to any other Xos Securityholder or EMV Securityholder, then the Shareholder shall thereupon be released from all of the Shareholder’s obligations pursuant to Section 4.1(a) as though such consent had been directly given in writing to the Shareholder and Xos shall immediately notify the Shareholder of the granting of such consent and all related particulars, including the scope of the granted consent.

Article 5 –

Representations and Warranties

5.1	Representations and Warranties of the Shareholder

The Shareholder hereby represents and warrants to EMV as follows, and acknowledges that EMV is relying upon such representations and warranties in entering into this Agreement:

(a)	Incorporation; Capacity; Authorization. The Shareholder has the power and capacity, and if not an individual has received all requisite approvals, to execute and deliver this Agreement and to perform its obligations hereunder.

(b)	Enforceable. This Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation, enforceable against the Shareholder in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, and to general principles of equity.

(c)	Ownership of Securities. The Shareholder is the registered and/or beneficial owner of the Subject Securities described herein and has control and direction, directly or indirectly, over the Subject Securities. The Shareholder is and will be immediately prior to the Effective Date, the registered and/or beneficial owner of the Subject Securities, with good and marketable title thereto, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever.

(d)	Exercise of Control or Direction. Other than the Subject Securities, the Shareholder does not legally own, own of record or beneficially, or exercise control or direction over, or hold any right to acquire, any securities of Xos.

(e)	No Breach. Neither the execution and delivery of this Agreement by the Shareholder, nor the compliance by the Shareholder with any of the provisions hereof will:

(i)	result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) (or give rise to any third party right of termination, cancellation, material modification, acceleration, purchase or right of first refusal) under any term or provision of any constating or governing documents, by-laws or resolutions of the Shareholder, or under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, contract, license, agreement, lease, permit or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or any of its properties or assets (including the Subject Securities) may be bound;

(ii)	require on the part of the Shareholder any filing with (other than pursuant to the requirements of applicable securities legislation, which filings the Shareholder will undertake) or require any permit, authorization, consent or approval of, any Governmental Entity or any other person; or

(iii)	subject to compliance with any approval contemplated by the Arrangement Agreement, violate or conflict with any judgement, order, notice, decree, statute, law, ordinance, rule, regulation or other restriction applicable to the Shareholder or any of its properties or assets.

(f)	Voting. The Shareholder has the sole and exclusive right to enter into this Agreement and to vote, or cause the voting of, the Subject Securities as contemplated herein. Other than this Agreement, none of the Subject Securities is subject to any proxy, power of attorney, attorney-in-fact, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of Xos Stockholders or give consents or approvals of any kind.

(g)	Arrangement Agreement. The Shareholder acknowledges having received an execution copy of the Arrangement Agreement prior to the Shareholder’s execution of this Agreement.

5.2	Representations and Warranties of EMV

EMV hereby represents and warrants to the Shareholder as follows, and acknowledges that the Shareholder is relying upon such representations and warranties in entering into this Agreement that:

(a)	Capacity. EMV is validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and capacity to execute and deliver this Agreement and the Arrangement Agreement and to perform its obligations hereunder.

(b)	Authorization. The execution, delivery and performance of this Agreement and the Arrangement Agreement by EMV have been duly authorized by its board of directors and no other internal proceedings on its part is necessary to authorize this Agreement and the Arrangement Agreement.

(c)	Enforceable. Each of this Agreement and the Arrangement Agreement has been duly executed and delivered by EMV and constitutes a legal, valid and binding obligation of EMV, enforceable against EMV in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, and to general principles of equity.

Article 6 –
Termination

6.1	Automatic Termination

This Agreement shall automatically terminate upon the valid termination of the Arrangement Agreement in accordance with its terms.

6.2	Termination by the Shareholder or EMV

This Agreement may be terminated by notice in writing:

(a)	at any time prior to the Effective Time, by the mutual agreement of the parties;

(b)	by EMV, if (i) the Shareholder breaches or is in default of any of its covenants or obligations under this Agreement and such breach or such default has or may reasonably be expected to have an adverse effect on the consummation of the transactions contemplated by the Arrangement Agreement, or (ii) any of the representations or warranties of the Shareholder under this Agreement shall have been at the date hereof, or subsequently become, untrue or incorrect in any material respect; provided in each case that EMV has notified the Shareholder in writing of any of the foregoing events and the same has not been cured by the Shareholder within five Business Days of the date on which such notice was received by the Shareholder; or

(c)	by the Shareholder if, without the Shareholder’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), the Arrangement Agreement is amended in a manner that would result (i) in the transactions contemplated by the Arrangement Agreement being completed in a manner that would be materially adverse to the Shareholder as compared to the transactions contemplated by the Arrangement Agreement prior to such amendment, or (ii) in an extension of the Outside Date beyond the ultimate Outside Date contemplated in the Arrangement Agreement entered into as of the date hereof.

6.3	Effect of Termination

If this Agreement is terminated in accordance with this Article 6, the provisions of this Agreement will become void and no party shall have liability to any other party, except in respect of a breach of a representation, warranty or covenant of this Agreement which occurred prior to such termination. The Shareholder shall be entitled to withdraw any form of proxy or voting information form in respect of the Xos Stockholder Resolution in the event this Agreement is duly terminated in accordance with this Article 6.

Article 7 –

General

7.1	Further Assurances

The Shareholder and EMV will, from time to time, execute and deliver all such further documents and instruments and do all such acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

7.2	Disclosure

Except as required by applicable laws or regulations or by any Governmental Entity or in accordance with the requirements of any stock exchange, the Shareholder shall not make any public announcement or statement with respect to this Agreement without the approval of EMV, which shall not be unreasonably conditioned, withheld or delayed. Moreover, the Shareholder agrees to consult with EMV prior to issuing each public announcement or statement with respect to this Agreement, subject to the overriding obligations of applicable laws. The Shareholder consents to the details of this Agreement being described in any proxy statement or press release prepared by EMV or Xos in connection with the Arrangement and in any other public disclosure document required by any applicable laws, and this Agreement being made publicly available, including by filing on SEDAR+.

7.3	Expenses

Each party will pay its respective legal and accounting costs, fees and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant to this Agreement and any other costs, fees and expenses whatsoever and howsoever incurred, and will indemnify and save harmless the other party from and against any claim for any broker’s, finder’s or placement fee or commission alleged to have been incurred as a result of any action by it in connection with the transactions contemplated by this Agreement.

7.4	Amendments and Waivers

Any provision of this Agreement may be amended, modified, altered, supplemented or waived only if such amendment, modification, alteration, supplement or waiver is in writing and signed, in the case of an amendment, modification, alteration or supplement, by all of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective, and no failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any of the provisions of this Agreement will be deemed to constitute a waiver of any other provision (whether or not similar).

7.5	Notices

(a)	Any notice, or other communication given regarding the matters contemplated by this Agreement must be in writing, sent by personal delivery, courier or electronic mail and addressed:

(i)	if to EMV:

8057 North Fraser Way
Burnaby, British Columbia
Canada V5J 5M8

Attention:	Michael Bridge, General Counsel
Email:	[***]

with a copy to:

McCarthy Tétrault LLP
2400 – 743 Thurlow Street
Vancouver, British Columbia
Canada V6E 0C5

Attention:	David Frost; Gerald Gaunt
Email:	[***]

(ii)	if to the Shareholder, as set forth on the signature page of this Agreement.

(b)	Any notice or other communication is deemed to be given and received (i) if sent by personal delivery or same day courier, on the date of delivery if it is a Business Day and the delivery was made prior to 5:00 p.m. (local time in place of receipt) and otherwise on the next Business Day, (ii) if sent by overnight courier, on the next Business Day, and (iii) if sent by electronic mail, on the Business Day on the date of transmission if it is a Business Day and the transmission was sent prior to 5:00 p.m. (local time in place of receipt) and otherwise on the next Business Day. A party may change its address for service from time to time by providing a notice in accordance with the foregoing. Any subsequent notice or other communication must be sent to the party at its changed address. Any element of a party’s address that is not specifically changed in a notice will be assumed not to be changed. Sending a copy of a notice or other communication to a party’s legal counsel as contemplated above is for information purposes only and does not constitute delivery of the notice or other communication to that party. The failure to send a copy of a notice or other communication to legal counsel does not invalidate delivery of that notice or other communication to a party.

7.6	Time of the Essence

Time is of the essence in this Agreement.

7.7	Specific Performance and other Equitable Rights

(a)	The parties hereby agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties acknowledge and hereby agree that in the event of any breach or threatened breach by the Shareholder, on the one hand, or EMV, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, EMV, on the one hand, or the Shareholder, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement, without any requirement to prove actual damages and without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunction. Each of the parties hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by it, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other parties under this Agreement.

(b)	The parties hereto further agree that (i) by seeking the remedies provided for in this Section 7.7, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 7.7 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 7.7 shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 7.7 prior or as a condition to exercising any termination right under Section 6.1 or Section 6.2 (and pursuing damages after such termination), nor shall the commencement of any legal proceeding restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Section 6.1 or Section 6.2 or pursue any other remedies under this Agreement that may be available then or thereafter.

7.8	Entire Agreement

This Agreement, together with the Arrangement Agreement, constitutes the entire agreement between the parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. The parties have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement.

7.9	Successors and Assigns

This Agreement shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and permitted assigns of the parties. Neither this Agreement nor any of the rights or obligations under this Agreement are assignable or transferable by any party without the prior written consent of the other party, except that EMV may assign, delegate or otherwise transfer any of their respective rights, interests or obligations under this Agreement to an affiliate, without reducing their own respective obligations hereunder.

7.10	Severability

If any provision of this Agreement is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction, that provision will be severed from this Agreement and the remaining provisions shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

7.11	Governing Law

This Agreement will be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Each of the parties to this Agreement irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement or the Arrangement and waives, to the fullest extent possible, the defence of an inconvenient forum or any similar defence to the maintenance of proceedings in such courts.

7.12	Headings, etc.

The division of this Agreement into Articles, Sections and Schedules and the insertion of the recitals and headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement and, unless otherwise stated, all references in this Agreement or in the Schedules hereto to Articles, Sections and Schedules refer to Articles, Sections and Schedules of and to this Agreement or of the Schedules in which such reference is made, as applicable.

7.13	Independent Legal Advice

Each of the parties hereby acknowledges that it has been afforded the opportunity to obtain independent legal advice and confirms by the execution and delivery of this Agreement that they have either done so or waived their right to do so in connection with the entering into of this Agreement.

7.14	Counterparts

This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed electronic copy of this Agreement, and such executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

ELECTRAMECCANICA VECHICLES CORP.

Per:
Name:
Title:

[Signature Page to Voting and Support Agreement]

SHAREHOLDER:

(Signature)

(Print Name)

(Address for Notice)

(Email)

[Signature Page to Voting and Support Agreement]

Schedule A
Subject Securities

Type of Subject Securities	Number of Subject Securities
Xos Shares
Xos Preferred Shares
Xos RSUs
Xos Options
Xos Warrants

A-1